Ex-99.906.CERT

Fiera Capital Series Trust
Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Benjamin Thompson, Principal Executive Officer of the Fiera Capital Series Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	December 6, 2017

By	/s/ Benjamin Thompson
Title	Benjamin Thompson, Principal Executive Officer

I, Pierre Blanchette, Principal Financial Officer of the Fiera Capital Series Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	December 6, 2017

By	/s/ Pierre Blanchette
Title	Pierre Blanchette, Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Fiera Capital Series Trust, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.